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                                 AMENDMENT NO. 6
                                     TO THE
                  STEWART ENTERPRISES EMPLOYEE RETIREMENT TRUST
                             (A PROFIT SHARING PLAN)
                                 TRUST AGREEMENT

         WHEREAS, Stewart Enterprises, Inc. (the "Company") is a sponsor of the Stewart Enterprises Employee Retirement Trust (A Profit Sharing Plan) Trust Agreement (the "Plan"), which was originally adopted January 1, 1981, and has been amended from time to time;

         WHEREAS, Section 15.1 of the Plan provides that the Plan can be amended by the Company; and

         WHEREAS, it is the desire of the Company to amend the Plan to change the definition of Plan Administrator;

         NOW, THEREFORE, the Plan is hereby amended as follows, effective January 1, 2003:

                                       I.

         The following new definitions are added to Article I. DEFINITIONS, to read as follows:

         BOARD or BOARD OF DIRECTORS means the Board of Directors of Stewart Enterprises, Inc.

         COMMITTEE or ADMINISTRATIVE AND INVESTMENT COMMITTEE means the person or persons designated by the Board pursuant to Section II. to control and manage the operation and administration of the Plan to the extent set forth herein.

                                       II.

         The definition of PLAN ADMINISTRATOR in Article I. DEFINITIONS, is amended and restated to read as follows:

         PLAN ADMINISTRATOR means the Administrative and Investment Committee designated by the Board of Directors to administer the Plan in accordance with Article XI and applicable law.

                                      III.

         Section 3.4, RESPONSIBILITY OF CONTRIBUTIONS, is hereby deleted.

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                                       IV.

         Section 11.3, COMPANY is amended and restated to read as follows:

         COMPANY. The powers and responsibilities of the Company include:

         (a) the selection and retention of fiduciaries in accordance with procedures described in Section 11.8,

         (b)      determination of the Employer contribution, as described in
                  Section 3.1,

         (c)      the right to amend the Plan, as described in Section 15.1, and

         (d) the right to terminate the Plan, merge or consolidate the Plan with or into another plan, as described in Sections 15.2 and 15.3.

         The Company's responsibilities in Section 11.3(b), (c) and (d) can be delegated by the Board to the Committee or to any person(s).

                                       V.

         The introductory phrase "The duties of the Plan Administrator shall include," in Section 11.1, PLAN ADMINISTRATOR is amended and restated to read as follows:

         Except as otherwise provided, and in addition to the powers, rights and duties specifically given to the Committee elsewhere in the Plan and Trust or by direct, written delegations from the Company, the Committee shall have the following powers, rights and duties:

                                       VI.

         The following new paragraphs (k) through (n) are added to Section 11.1, PLAN ADMINISTRATOR:

         (k) to select a secretary, if it believes it is advisable, who may, but need not be, a Committee member,

         (l) the Committee shall have the full authority to interpret and apply the terms of this Plan document and other relevant documents and relevant provisions of law, and deference shall be afforded the Committee's decision,

         (m) to adopt such rules of procedures and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan and Trust, and

         (n) to enforce the Plan in accordance with the terms of the Plan and Trust and the rules and regulations adopted by the Committee as above.

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                                      VII.

         The title "Division of Duties and Indemnifications" at Section 11.5 is amended to read "Trustee Division of Duties and Indemnification."

                                      VIII.

         Section 11.8, APPOINTMENT, RESIGNATION OR REMOVAL OF FIDUCIARY is amended and restated to read as follows:

         The Board of Directors or to any person(s) to whom the Board of Directors has delegated, shall appoint individual(s) or institution(s) to serve as Fiduciaries of the Plan.

                                       IX.

         The following new Section 11.9 ADMINISTRATIVE AND INVESTMENT COMMITTEE, is added to Article XI:

         ADMINISTRATIVE AND INVESTMENT COMMITTEE. The Board shall designate an Administrator and Investment Committee which shall have the authority to control and manage the operation and administration of the Plan. The Committee shall consist of at least three members and shall act by a majority vote. The Committee may (i) delegate all or a portion of the responsibilities of controlling and managing the operation and administration of the Plan to one or more persons and (ii) appoint agents, investment advisors, counsel, or other representatives to render advice with regard to any of its responsibilities under the Plan. The Board of Directors may remove, with or without cause, the Committee or any Committee member. The Board shall give prompt written notice thereof to the members of the Committee. Until such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the Committee. The Committee may remove, with or without cause, any delegate or advisor designated by it.

                                       X.

         A new Section 11.10, MANNER OF ACTION is added to read as follows:

         MANNER OF ACTION. The following provisions apply where the context allows:

         (a) A Committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

         (b) The Committee members may act by meeting, and may sign any document by signing one document or concurrent documents.

         (c) An action or a decision of a majority of the members of the Committee as to a matter shall be as effective as if taken or made by all members of the Committee.

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         (d)      If, because of the number qualified to act, there is an even division of opinion among the Committee members as to a matter, a disinterested party selected by the Committee shall decide the matter and his decision shall control.

         (e) Except as otherwise provided by law, no member of the Committee shall be liable or responsible for an act or omission of the other Committee members in which the former has not concurred.

         (f) The certificate of the secretary of the Committee or of a majority of the Committee members that the Committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

                                       XI.

         The following new Section 11.11, INDEMNIFICATION, is added to Article
XI:

         INDEMNIFICATION. The Employer shall defend and indemnify to the full extent permitted by law (including ERISA), which indemnification shall include, but not be limited to, attorney's fees and any tax imposed as a result of a claim asserted by any person, persons or entity (including a governmental entity), any individual serving as a member of the Administrative and Investment Committee made or threatened to be made a part to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such individual is or was a member of the Committee.

                                      XII.

         The first sentence of Section 13.2, INVESTMENT ALTERNATIVE OF THE TRUSTEE, is hereby deleted.

                                     XIII.

         The first sentence of Section 13.4, PLAN ADMINISTRATOR INVESTMENT DIRECTION, is amended and restated to read as follows:

         The Plan Administrator shall have the right to direct the Trustee with respect to investments of the Fund and may appoint an Investment Manager (as defined in paragraph 13.6) to direct investments, without the necessity of formal Plan amendment.

                                      XIV.

         Section 15.1, AMENDMENT BY COMPANY, is amended and restated to read as follows:

                  The Company reserves to the Board of Directors or the Administrative and Investment Committee, or to any person(s) to whom the Board of Directors has delegated, the right to amend the Plan from time to time, except as follows:

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         (a)      the duties and liabilities of the Trustee under the Plan
                  cannot be changed substantively without its consent;

         (b) no amendment shall reduce the amount of a Participant's Account or eliminate an optional form of distribution except to the extent permitted under Section 412(c)(8) of the Code or applicable Treasury Regulations. If the vesting schedule of the Plan is amended in such a way that a Participant might in any Plan Year have less vesting credit under the new schedule than under the schedule prior to the amendment, each Participant with at least three Years of Service may elect to have his or her nonforfeitable percentage computed without regard to such amendment. The period during which such election may be made shall commence with the date the amendment is adopted and shall end on the later of (i) sixty days after the amendment is adopted, (ii) sixty days after the amendment becomes effective, or (iii) sixty days after the Participant is provided with written notice of the amendment;

         (c) no merger or consolidation with, or transfer of assets or liabilities to any other plan shall be made unless each Participant and each other person entitled to benefits under the Plan shall be entitled to a benefit immediately after such merger, consolidation or transfer (if the plan into which such persons were merged, etc., then terminated) which is equal to or greater than the benefit such persons would have been entitled to receive immediately before the merger, consolidation or transfer (if the plan from which such persons were merged, etc. had then terminated); and

          (d) an amendment may not reduce or eliminate a Code Section 411(d)(6) protected benefit determined immediately prior to the date of adoption, or if later, the effective date of the amendment.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed this 24th day of September, 2003.

WITNESSES:                                  STEWART ENTERPRISES, INC.

                                            By: /s/ KENNETH C. BUDDE
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                                                Kenneth C. Budde
                                                Executive Vice President and
                                                Chief Financial Officer
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